INDEPENDENT AUDITORS ’ CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-112226 of Micromem Technologies Inc. on Form S-8 of our report dated December 5, 2003 appearing in this Annual Report on Form 20-F of Micromem Technologies Inc. for the year ended October 31, 2003.

/s/ Ernst & Young LLP

Toronto, Canada March 19, 2004
Chartered Accountants